EXHIBIT 5.2

Our Reference: PC/BK/TY027/068

27 May 2020

PRIVATE AND CONFIDENTIAL

To:       Linde plc

Ten Earlsfort Terrace

Dublin 2

D02 T380

Attention: The Directors

Registration Statement on Form S-3

Dear Sir or Madam,

1.	Basis of Opinion

1.1

We have acted as solicitors in Ireland for Linde plc, a public company incorporated under the laws of Ireland with registered number 602527 (the “Company”) in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”) to be filed with the United States Securities and Exchange Commission (the “Commission”) by Praxair Inc., a Delaware corporation, Linde Finance B.V., a Netherlands company, Linde GmbH, a German company, and the Company (together the “Issuers”), for the purpose of registering under the United States Securities Act, 1933, as amended (the “Act”), of securities of the Company and the other Issuers (the “Securities”) to be issued pursuant to Rule 415 under the Act.

1.2	The Securities which may be issued by the Company pursuant to the Registration Statement comprise:

(a)	certain debt securities of the Company to be issued under one or more Indentures governed by the laws of New York (the “Debt Securities”);

(b)

warrants to purchase debt or equity securities of the Company or securities of third parties or other rights to be issued under one or more warrant agreements governed by the laws of New York (“Warrants”),

(c)

purchase contracts for the purchase or sale of debt or equity securities of the Company or securities of any of its affiliates or other third parties to be issued under one or more purchase contract agreements governed by the laws of New York (the “Securities Purchase Contracts”),

(d)

units of the Company comprised of any combination of Ordinary Shares, Preferred Shares, Depositary Shares, Warrants, or Securities Purchase Contracts to be issued under one or more unit agreements governed by the laws of New York (the “Units”), and

(e)	equity securities of the Company (the “Company Equity Securities”) comprising:

(i)	ordinary shares, nominal value €0.001 per share; and

(ii)	preferred shares, nominal value €0.001 per share, which may be represented by depositary shares.

1.3

This Opinion relates solely to those Securities governed by Irish law, namely the Company Equity Securities (but, for avoidance of doubt, this Opinion does relate to and encompass any Company Equity Securities which may from time to time be represented by depositary shares).

1.4

Subject to paragraph 1.5 below, this Opinion shall be used solely for the benefit of the addressee and may not be relied upon, used, transmitted, referred to, quoted from, circulated, copied, filed with any governmental agency or authority, disseminated or disclosed by or to any other person or entity for any purpose(s) without our prior written consent.

1.5

This Opinion is addressed to you in connection with the registration of the Registration Statement with the Commission. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement and to the reference to this firm in the Registration Statement and the related prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under section 7 of the Act.

1.6

This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date hereof as currently applied by the courts of Ireland. No opinion is expressed as to the taxation consequences of the Registration Statement.

1.7

This Opinion is governed by and is to be construed in accordance with the laws of Ireland (as interpreted by the courts of Ireland at the date hereof) and any addressee of this Opinion agrees, for our benefit, that the courts of Ireland shall have exclusive jurisdiction to settle any dispute arising out of, or in connection with, this Opinion. This Opinion speaks only as of its date. We assume no obligation to update this Opinion at any time in the future or to advise you of any change in law, change in interpretation of law which may occur after the date of this Opinion.

1.8

We have made no investigations of and we express no opinion as to the laws of any other jurisdiction or the effect thereof. In particular, we express no opinion of European Community law as it affects any jurisdiction other than Ireland. We have assumed without investigation that insofar as the laws of any jurisdiction other than Ireland are relevant such laws do not prohibit and are not inconsistent with any of obligations or rights expressed in the Registration Statement, the Indentures or the transactions contemplated thereby.

1.9

This Opinion is strictly confined to the matters expressly stated herein and is not to read as extending by implication or otherwise to any other matter. We express no opinion and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the filing of the Registration Statement.

1.10	For the purposes of this Opinion, we have reviewed:

(a)	the Corporate Certificate; and

(b)	the Registration Statement (as filed with the Commission on our about the date of this Opinion).

1.11	As used in this Opinion, the following terms shall have the following meanings:

(a)	“Constitution” means the constitution of the Company;

(b)	“Companies Act” means the Companies Act 2014 (as amended);

(c)	“Corporate Certificate” means a certificate of an authorised officer of the Company dated 27 May 2020 attaching, among other things, copies of:

(i)	the Company’s certificate of incorporation and certificate of incorporation issued on change of name of the Company;

(ii)	the Company’s Constitution in the form as most recently amended by resolution of the shareholders of the Company on 17 October 2018; and

(iii)	certain resolutions of the board of directors of the Company;

(d)	“CRO” means the Irish Companies Registration Office;

(e)

“Indenture” means, with respect to any Debt Securities, the indenture under which such Debt Securities are issued, together with each supplemental indenture to such indenture, to the extent such supplemental indenture relates to such Debt Securities; and

(f)	“Member State” means a member state of the European Union.

2.	Opinion

Subject	to the assumptions and qualifications set out in this Opinion, we are of the opinion that:

2.1	the Company is a public limited company and is duly incorporated and validly existing under the laws of Ireland;

2.2

when the Company Equity Securities are issued, allotted and delivered against full payment therefor as contemplated in the Registration Statement and the appropriate prospectus supplement and pursuant to duly adopted resolutions of the board of directors of the Company (including resolutions duly adopted by the board of directors approving powers of attorney appointing officers and senior executives of the Company as lawful attorneys of the Company for the purpose of exercising the Company’s powers in respect of the allotment and issue of the Shares), such Company Equity Securities, by the Company, will have been validly issued, duly authorised, and be fully paid up and be non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of such Company Equity Securities and no further contributions in respect of such Company Equity Securities will be required to be made to the Company by the holders thereof, by reason solely of their being such holders).

3.	Assumptions

For the purpose of giving this Opinion we assume the following, without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Registration Statement

3.1	The Registration Statement, and any amendments thereto (including any post effective amendments), will have become effective.

3.2	A prospectus supplement will have been prepared and filed with the Commission describing the Company Equity Securities offered thereby.

3.3

All Company Equity Securities will be issued, allotted and sold in accordance with all applicable laws and in the manner described in the Registration Statement and the appropriate prospectus supplement and at a time when the Company is solvent.

3.4

A definitive purchase, underwriting or similar agreement with respect to any Company Equity Securities offered will have been duly authorised and validly executed and delivered by the Company and the other parties thereto.

3.5

That any Company Equity Securities issued under the Registration Statement will be in consideration of the receipt by the Company prior to the issue of the Company Equity Securities pursuant thereto of either cash or the release of a liability of the Company for a liquidated sum, at least equal to the nominal value of such Company Equity Securities and any premium required to be paid up on the Company Equity Securities pursuant to their terms of issue.

3.6	That the filing of the Registration Statement with the Commission has been authorized by all necessary actions under all applicable laws other than Irish law.

3.7

With respect to Company Equity Securities issued before October 17, 2023 in respect of issuances relying upon the authority of the Company to issue the Company Equity Securities pursuant to its Constitution (the “Existing Authority”), such Existing Authority is in full force and effect.

3.8

With respect to Company Equity Securities issued on or after the date of expiry of the Company’s Existing Authority required to issue such Company Equity Securities, that the Company will have renewed (through one or more subsequent renewals) the Existing Authority or its successor authorities sufficient to authorise the issue of the Company Equity Securities in accordance with the terms and conditions set out in the Constitution and the Companies Act for the remainder of the period that the Registration Statement will continue in effect.

3.9

With respect to Company Equity Securities issued under Existing Authorities, or their successor authorities as set out at paragraphs 3.7 and 3.8, that the Company shall have approved the issue of such Company Equity Securities at a meeting of the directors which was duly convened, duly quorate and held and in respect of which all formalities were duly observed, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout, that no further resolutions have been passed or corporate or other action taken which would or might alter the effectiveness thereof and that such resolutions have not been amended or rescinded and are in full force and effect.

3.10

That the issue of the Company Equity Securities upon the conversion, exchange and exercise of any securities issued under the Registration Statement will be conducted in accordance with the terms and the procedures described in the Constitution, the Companies Act and the terms of issue of such securities.

3.11

That, at the time of issue of the Company Equity Securities, the Company will have sufficient authorised but unissued share capital to issue the required number of Company Equity Securities and the Company will not have prior to, or by virtue of, the issuance, exceeded or exceed the maximum number of Company Equity Securities permitted by the Company’s shareholders to be issued pursuant to the authorities referred to in paragraphs 3.7 and 3.8 above.

3.12

That any issue of Company Equity Securities will be in compliance with the Companies Act, the Irish Takeover Panel Act, 1997, Takeover Rules 2013, and all other applicable Irish company, takeover, securities, market abuse, insider dealing laws and other rules and regulations.

3.13

That as at the time of the issuance of the Company Equity Securities, such issuance shall not be in contravention or breach of any agreement, undertaking, arrangement, deed or covenant affecting the Company or to which the Company is a party or otherwise bound or subject.

That any power of attorney granted by the Company in respect of the issue and allotment of the Company Equity Securities shall have been duly granted, approved and executed in accordance with the Constitution, the Companies Act, the Powers of Attorney Act 1996 of Ireland and all other applicable laws, rules and regulations.

Authenticity and bona fides

3.14

The completeness, accuracy and authenticity of all documents submitted to us as originals or copies of originals, and (in the case of copies) conformity to the originals of copy documents, and the genuineness of all signatories, stamps and seals thereon.

3.15

That, where an incomplete Registration Statement has been submitted to us, the original of such Registration Statement corresponds in all respects with the last or final draft of the complete Registration Statement submitted to us.

3.16

That the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or corporate or other action taken which would or might alter the effectiveness thereof.

3.17

The absence of fraud, coercion, duress or undue influence and lack of bad faith on the part of the parties to the documents and their respective officers, employees, agents and (with the exception of Arthur Cox) advisers.

No other information and compliance

3.18

That the Registration Statement and the documents contemplated therein and the forms attached as exhibits thereto relating to the issuance and sale of the Securities are the only documents relating to the subject matter of this transaction and that there are no agreements or arrangements in existence between the parties to the documents contemplated by the Registration Statement which in any way amend or vary the terms of the Registration Statement or in any way bear upon or are inconsistent with the opinions stated herein.

Authority, Capacity, Execution and Enforceability

3.19

The filing of the Registration Statement and the execution delivery and performance of the Securities and the Guarantees (i) does and will not contravene the laws of any jurisdiction outside Ireland; (ii) does not and will not result in any breach of any agreement, instrument and obligation to which any party thereto is a party and (iii) will not be illegal or unenforceable by virtue of the laws of that jurisdiction.

4.	Qualifications

The opinions set out in this Opinion are subject to the following reservations:

Enforcement and binding effect

4.1

The description of obligations in this opinion as “enforceable” refers to the legal character of the obligations assumed by the relevant party under the relevant instrument. It implies no more than the obligations are of a character which the laws of Ireland recognise and will in certain circumstances enforce. In particular, it does not mean or imply that the relevant instrument will be enforced in all circumstances in accordance with its terms or by or against third parties or that any particular remedy will be available. In particular (without limiting the foregoing):

(a)

the binding effect and enforceability of the obligations of the Company contemplated under the Registration Statement, any of the Securities or the Guarantees may be limited by liquidation, insolvency, bankruptcy, receivership, court protection, examinership, moratoria, reorganisation, reconstruction, company voluntary arrangements, fraud of creditors, fraudulent preference of creditors or similar laws whether in Ireland or elsewhere affecting creditors’ rights generally;

(b)

the binding effect and enforceability of the obligations of the Company under the Guarantees or any of the Securities may also be limited as a result of the provisions of the laws of Ireland applicable to contracts held to have become frustrated by events happening after their execution, and any breach of the terms of any document by the party seeking to enforce such document;

(c)

enforcement may be limited by general principles of equity. In particular, equitable remedies are not available where damages are considered to be an adequate remedy; the remedy of specific performance is discretionary and will not normally be ordered in respect of a monetary obligation; and injunctions are granted only on a discretionary basis and accordingly we express no opinion on such matters;

(d)	claims may become barred under the Statute of Limitations 1957 or may be or become subject to the defence of set-off or counterclaim;

(e)	enforcement will be subject to, netting, claims and attachment and any other rights of another party to a contract; and

(f)	enforcement may be limited by reason of fraud.

Sanctions

4.2

If a holder of a Company Equity Security is, or any payment pursuant to any Company Equity Security is made to, by or in respect of, a person that is controlled by or otherwise connected with a person (or is itself) resident in, incorporated in or constituted under the laws of a country which is the subject of United Nations, European Union or Irish sanctions or sanctions under the Treaty on the Functioning of the European Union, as amended, or is otherwise the target of any such sanctions, then obligations to that party under the relevant Guarantee or Security or in respect of any payment pursuant to any Security or Guarantee may be unenforceable or void.

Yours faithfully,

/s/ Arthur Cox
ARTHUR COX